UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 11, 2007

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III

WMT III SERIES G/J TRADING VEHICLE LLC

(Rule 140 Co-Registrant No. 1)

WORLD MONITOR TRUST III – SERIES G

(Rule 140 Co-Registrant No. 4)

WORLD MONITOR TRUST III – SERIES J

(Rule 140 Co-Registrant No. 7)

(Exact name of Registrant as Specified in its Charter)

Delaware	333-119612	20-1697966 (Registrant) 20-2469369 (Co-Registrant No. 1) 20-1697966 (Co-Registrant No. 4) 20-2446281 (Co-Registrant No. 7)
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

World Monitor Trust III (Series G and J) and WMT III Series G/J Trading Vehicle LLC (“Registrants”) have entered into Services Agreements with Spectrum Global Fund Administration, L.L.C. (“Spectrum”) whereby Spectrum will provide administration services to Registrants. Registrants will pay Spectrum an annual fee 0.17% per annum of net assets in managed accounts in the name of Registrants.

Item 1.02 Termination of a Material Definitive Agreement

DPM Mellon, LLC (“DPM”) currently provides Registrants with administration services pursuant to an Administration Agreement dated January 20, 2005 between DPM and Registrants. Registrants have notified DPM that, effective October 1, 2007, Registrant intends to replace DPM with Spectrum as Administrator and that DPM’s Administration Agreement with Registrants will be terminated effective close of business on September 30, 2007.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.2	Notice to Unitholders dated September 11, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on September 11, 2007.

Date: September 11, 2007	WORLD MONITOR TRUST III – SERIES G

	By:	Preferred Investment Solutions Corp.
its Managing Owner

		By:	/s/ Lawrence S. Block
		Name:	Lawrence S. Block
		Title:	Senior Vice President and
General Counsel

WORLD MONITOR TRUST III – SERIES J

	By:	Preferred Investment Solutions Corp.
its Managing Owner

		By:	/s/ Lawrence S. Block
		Name:	Lawrence S. Block
		Title:	Senior Vice President and
General Counsel

WMT III SERIES G/J TRADING VEHICLE LLC

WORLD MONITOR TRUST III – SERIES G

	By:	Preferred Investment Solutions Corp.
its Managing Owner

		By:	/s/ Lawrence S. Block
		Name:	Lawrence S. Block
		Title:	Senior Vice President and
General Counsel

WORLD MONITOR TRUST III – SERIES J

	By:	Preferred Investment Solutions Corp.
its Managing Owner

		By:	/s/ Lawrence S. Block
		Name:	Lawrence S. Block
		Title:	Senior Vice President and
General Counsel